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                                                                 EXHIBIT 10.85.1

(Local Currency -- Single Jurisdiction)

                                     ISDA(x)

                  International Swap Dealers Association, Inc.

                                MASTER AGREEMENT

                           DATED AS OF MARCH 18, 2005

    LASALLE BANK NATIONAL ASSOCIATION AND BROOKDALE LIVING COMMUNITIES, INC.

have entered and/or anticipate entering into the one or more transactions (each a "Transaction") that are or will be governed by this Master Agreement, which includes the schedule (the "Schedule"), and the documents and other confirming evidence (each a "Confirmation") exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows: --

1. INTERPRETATION

(a) Definitions. The terms defined in Section 12 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b) Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c) Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this "Agreement'), and the parties would not otherwise enter into any Transactions.

2. OBLIGATIONS

(a) General Conditions.

      (i) Each party will make each payment or delivery specified in each Confirmation to be made by it subject to the other provisions of this Agreement.

      (ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

      (iii) Each obligation of each party under Section 2(a)(i) is subject to
      (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing,
      (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and
      (3) each other applicable condition precedent specified in this Agreement.
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(b) Change of Account. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c) Netting. If on any date amounts would otherwise be payable: --

      (i) in the same currency; and

      (ii) in respect of the same Transaction,

by each party to the other, then, on such date, each party's obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of branches or offices through which the parties make and receive payments or deliveries.

(d) Default Interest; Other Amounts. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

3.    REPRESENTATIONS

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into) that: --

(a) Basic Representation

      (i) Status. It is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing;

      (ii) Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorize such execution, delivery and performance;

      (iii) No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court


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      or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

      (iv) Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

      (v) Obligations Binding. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(b) Absence of Certain Events. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c) Absence of Litigation. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d) Accuracy of Specified Information. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

4. AGREEMENTS

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party: --

(a) Furnish Specified Information. It will deliver to the other party any forms, documents or certificates specified in the Schedule or any Confirmation by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

(b) Maintain Authorizations. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c) Comply with Laws. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

5. EVENTS OF DEFAULT AND TERMINATION EVENTS

(a) Events of Default. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an "Event of Default") with respect to such party: --

      (i) Failure to Pay or Deliver. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(d) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;


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      (ii) Breach of Agreement. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(d) or to give notice of a Termination Event) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

      (iii) Credit Support Default

            (1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

            (2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

            (3) the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

      (iv) Misrepresentation. A representation made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

      (v) Default under Specified Transaction. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party
      (l) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

      (vi) Cross Default. If "Cross Default" is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

      (vii) Bankruptcy. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party: --

            (1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they became due; (3) makes a general assignment, arrangement or composition


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            with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the Institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment or an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets;
            (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

      (viii) Merger Without Assumption. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer: --

            (1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

            (2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement,

(b) Termination Events. The occurrence to at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, and, if specified to be applicable, a Credit Event Upon Merger if the event is specified pursuant to (ii) below or an Additional Termination Event if the event is specified pursuant to (iii) below:
--

      (i) Illegality. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party): --

            (1) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

            (2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

      (ii) Credit Event Upon Merger. If "Credit Event Upon Merger" is specified in the Schedule as applying to the party, such party ("X"), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets


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      to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or

      (iii) Additional Termination Event. If any "Additional Termination Event" is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c) Event of Default and Illegality. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

6. EARLY TERMINATION

(a) Right to Terminate Following Event of Default. If at any time an Event of Default with respect to a party (the "Defaulting Party") has occurred and is then continuing, the other party (the "Non-defaulting Party") may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, "Automatic Early Termination" is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of' an Event of Default specified in Section 5(a)(vii)(1), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b) Right to Terminate Following Termination Event.

      (i) Notice. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

      (ii) Two Affected Parties. If an Illegality under Section 5(b)(i)(l) occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

      (iii) Right to Terminate. If : --

            (1) an agreement under Section 6(b)(ii) has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

            (2) an Illegality other than that referred to in Section 6(b)(ii), a Credit Event Upon Merger or an Additional Termination Event occurs,

            either party in the case of an Illegality, any Affected Party in the case of an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.


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(c) Effect of Designation.

      (i) If notice designating an Early Termination Date is given under Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

      (ii) Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(d) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(c).

(d) Calculations.

      (i) Statement. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(c) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

      (ii) Payment Date. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event), Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment), from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(e) Payments on Early Termination. If an Early Termination Date occurs, the following provisions shall apply based on the parties' election in the Schedule of a payment measure, either "Market Quotation" or "Loss", and a payment method, either the "First Method" or the "Second Method". If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that "Market Quotation" or the "Second Method", as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

      (i) Events of Default. If the Early Termination Date results from an Event of Default: --

            (1) First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Unpaid Amounts owing to the Non-defaulting Party over the (B) Unpaid Amounts owing to the Defaulting Party.

            (2) First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party's Loss in respect of this Agreement.

            (3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Unpaid Amounts owing to the Non-defaulting Party less (B) the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it


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            is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

            (4) Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party's Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

      (ii) Termination Events. If the Early Termination Date results from a Termination Event: --

            (1) One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(a)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

            (2) Two Affected Parties. If there are two Affected Parties: --

                  (A) if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount ("X") and the Settlement Amount of the party with the lower Settlement Amount ("Y") and (b) the Unpaid Amounts owing to X less (II) the Unpaid Amounts owing to Y; and

                  (B) if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss ("X") and the Loss of the party with the lower Loss ("Y").

            If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

      (iii) Adjustment for Bankruptcy. In circumstances where an Early Termination Date occurs because "Automatic Early Termination" applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the data for payment determined under Section 6(d)(ii).

      (iv) Pre-Estimate. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

7. TRANSFER

Neither this Agreement nor any interest at obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that: --


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(a) a party may make such a transfer of this Agreement pursuant to a consolidation amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void

8. MISCELLANEOUS

(a) Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b) Amendment. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by on exchange of telexes or electronic messages on an electronic messaging system.

(c) Survival of Obligations. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d) Remedies Cumulative. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e) Counterparts and Confirmations.

      (i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

      (ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

(f) No Waiver of Rights. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g) Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

9. EXPENSES

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

10. NOTICES

(a) Effectiveness. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated: --

      (i) if in writing and delivered in person or by courier, on the date it is delivered;

      (ii) if sent by telex, on the date the recipient's answerback is received;

      (iii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender's facsimile machine);

      (iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

      (v) if sent by electronic messaging system, on the date that electronic message is received,

unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day,

(b) Change of Addresses. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

11. GOVERNING LAW AND JURISDICTION

(a) Governing Law. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b) Jurisdiction. With respect to any suit, action or proceedings relating to this Agreement ("Proceedings"), each party irrevocably: --

      (i) submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

      (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c) Waiver of Immunities. Each party irrevocably waives; to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such Immunity in any Proceedings.

12. DEFINITIONS

As used in this Agreement: --

"Additional Termination Event" has the meaning specified in Section 5(b).

"Affected Party" has the meaning specified in Section 5(b).

"Affected Transactions" means (a) with respect to any Termination Event consisting of an Illegality, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

"Affiliate" means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, "control" of any entity or person means ownership of a majority of the voting power of the entity or person.

"Applicable Rate" means: --

(a) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

(b) in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

(c) in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and

(d) in all ether cases, the Termination Rate.

"consent" includes a consent, approval, action, authorization, exemption, notice, filing, registration or exchange control consent.

"Credit Event Upon Merger" has the meaning specified in Section 5(b).

"Credit Support Document" means any agreement or instrument that is specified as such in this Agreement.

"Credit Support Provider" has the meaning specified in the Schedule.

"Default Rate" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

"Defaulting Party" has the meaning specified in Section 6(a).

"Early Termination Date" means the date determined in accordance with Section 6(a) or 6(b)(iii).

"Event of Default" has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

"Illegality" has the meaning specified in Section 5(b).

"law" includes any treaty, law, rule or regulation and "lawful" and "unlawful" will be construed accordingly.

"Local Business Day" means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located, (e) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by Section 2(b), in the place where the relevant new account is to be located and (d) in relation to
Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

"Loss" means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, an amount that party reasonably determines in goad faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(e)(i)(l) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party's legal fees and out-of-pocket expenses referred to under
Section 9. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

"Market Quotation" means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the "Replacement Transaction") that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

"Non-default Rate" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.

"Non-defaulting Party" has the meaning specified in Section 6(a).

"Potential Event of Default" means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

"Reference Market-makers" means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

"Scheduled Payment Date" means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

"Set-off" means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

"Settlement Amount" means, with respect to a party and any Early Termination Date, the sum of: --

(a) the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and

(b) such party's Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

"Specified Entity" has the meaning specified in the Schedule.

"Specified Indebtedness" means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

"Specified Transaction" means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

"Terminated Transactions" means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if "Automatic Early Termination" applies, immediately before that Early Termination date).

"Termination Event" means an illegality or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

"Termination Rate" means a rate per annum, equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

"Unpaid Amounts" owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and
(b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

LASALLE BANK NATIONAL ASSOCIATION

By:  /s/ Susan Proctor
     ------------------------------
     Name:   Susan Proctor
     Title:  Vice President
     Date:   3/30/05

BROOKDALE LIVING COMMUNITIES, INC.

By:  /s/ R. Stanley Young
     ------------------------------
     Name:   R. Stanley Young
     Title:  EVP & CFO
     Date:   3/30/05

                                    SCHEDULE
                                     TO THE
                                MASTER AGREEMENT

                           DATED AS OF MARCH 18, 2005

                                     BETWEEN
                  LASALLE BANK NATIONAL ASSOCIATION ("PARTY A")

                                       AND

                 BROOKDALE LIVING COMMUNITIES, INC. ("PARTY B")

                                     PART 1
                             TERMINATION PROVISIONS

In this Agreement:-

(a) "SPECIFIED ENTITY" means in relation to Party A for the purpose of: --

      Section 5(a)(v),   Not applicable
      Section 5(a)(vi),  Not applicable
      Section 5(a)(vii), Not applicable
      Section 5(b)(ii),  Not applicable

      in relation to Party B for the purpose of: --

      Section 5(a)(v), All Affiliates
      Section 5(a)(vi), AH Battery Park Owner, LLC, (an Ohio limited liability company), KG Missouri -- CC owner, LLC (a Delaware limited liability company), AH Illinois Owner, LLC (a Delaware limited liability company), AH North Carolina Owner, LLC (a Delaware limited liability company) and AH Ohio-Columbus Owner, LLC (a Delaware limited liability company)
      Section 5(a)(vii), All Affiliates
      Section 5(b)(ii), All Affiliates

(b) "SPECIFIED TRANSACTION" will have the meaning specified in Section 12 of this Agreement.

(c) The "CROSS DEFAULT" provisions of Section 5(a)(vi) will not apply to Party A and will apply to Party B, provided, however, that it shall not constitute an Event of Default under this Section 5(a)(vi) if (i) such event, condition or failure arises in the ordinary course of business by mistake, oversight or transfer difficulties in the payment of money, (ii) such event, condition or failure is remedied on or before the third Business Day after the occurrence or existence of such event, condition or failure, and (iii) no Specified Indebtedness in an aggregate amount equal to or in excess of the Threshold Amount is accelerated as a result of such event, condition or failure; and provided, further, that the phrase ", or becoming capable at such time of being declared," is deleted from the seventh line thereof.

      "SPECIFIED INDEBTEDNESS" shall mean any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) (i) in respect of borrowed money (which, for the avoidance of doubt, shall include, without limitation, bonds, notes, commercial paper or similar instruments issued or guaranteed by the relevant party; and shall exclude deposits received), (ii) any amount due and payable in respect of any Specified Transaction (except that, for this purpose only, the words "and any other entity" shall be substituted for the words "and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party)" where they appear in the definition of Specified Transaction), any repo transaction, any reverse repo transaction and any stock loan transaction and (iii) with respect to

      Party B shall include, without limitation, and without regard to the Threshold Amount the obligations of Party B under that certain Loan Agreement dated as of October 19, 2004, and amended by the First Amendment to Loan Agreement dated as of March 1, 2005, by and between Party B and Party A, as the same may be amended, modified or supplemented from time to time (the "Credit Agreement").

      "THRESHOLD AMOUNT" means, in relation to Party A, not applicable, and in relation to Party B, zero.

(d) The "CREDIT EVENT UPON MERGER" provisions of Section 5(b)(ii) will not apply to Party A and will apply to Party B, provided, however, that in relation to Party A, "Credit Event Upon Merger" shall not have its meaning as defined in
Section 5(b)(iv), but shall mean, that (i) such Party ("X"), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges into, or transfers all or substantially all its assets to, another entity ("Y") or Y merges into X, any Credit Support Provider of X or any applicable Specified Entity of X, (ii) such action does not constitute an event described in Section 5(a)(viii), and (iii) Standard and Poor's Ratings Group, a division of The McGraw-Hill Companies Inc. or any successor organization ("S&P") or Moody's Investors Service, Inc. or any successor organization ("Moody's") rates the creditworthiness of the resulting, surviving or transferee entity immediately after such action at least three modifiers (a modifier being 1, 2, or 3 for Moody's; plus, neutral or minus for S&P) lower than that of X, any Credit Support Provider of X or any applicable Specified Entity of X immediately prior to such action or such rating is below investment grade (investment grade being at least BBB- for S&P and Baa3 for Moody's). For the purpose of the forgoing Termination Event, the Affected Party will be either Party A or Party B, as the case may be.

(e) The "AUTOMATIC EARLY TERMINATION" provision of Section 6(a) will not apply to either party.

(f) PAYMENTS ON EARLY TERMINATION. For the purpose of Section 6(e) of this
Agreement: --

      (i)   Market Quotation will apply,

      (ii)  The Second Method will apply.

(g) ADDITIONAL TERMINATION EVENT will not apply.

                                     PART 2
                            DOCUMENTS TO BE DELIVERED

For the purpose of Section 4(a): --

Documents to be delivered are:

      (i) Each party shall promptly deliver to the other party, certified evidence of the authority, incumbency and specimen signature of each authorized person executing any document on its behalf in connection with this Agreement upon execution of each document by any person. Covered by Section 3(d) representation.

      (ii) Each party upon request shall promptly deliver to the other party, a copy of its most recent Annual Report containing consolidated financial statements, prepared in accordance with accounting principles that are generally accepted for institutions of its type in the jurisdiction of its organization and certified by independent public accountants. Covered by Section 3(d) representation.

      (iii) Each party upon request shall promptly deliver to the other party, a copy of its most recent unaudited interim consolidated financial statements prepared in accordance with accounting principles that are generally accepted for institutions of its type in the jurisdiction of its organization in each case consistently applied. Covered by Section 3(d) representation.

      (iv) Party B shall promptly deliver to Party A such other information with respect to its condition, or operations, financial or otherwise, as Party A may reasonably request from time to time. Covered by Section 3(d) representation.

                                     PART 3
                                  MISCELLANEOUS

(a) ADDRESSES FOR NOTICES. For the purpose of Section 10(a): --

      Address for notices or communications to Party A:

      Address:          LaSalle Bank National Association
                        540 West Madison Avenue, Suite 2132
                        Chicago, IL 60661
      Attention:        Treasury Operations
      Facsimile No.:    312-855-5852
      Telephone No.:    312-855-5816

      Address for notices or communications to Party B:

      Address:          Brookdale Living Communities, Inc.
                        330 N. Wabash Avenue, Suite 1400
                        Chicago, IL 60611
      Attention.:       R. Stanley Young
      Telephone No.:    312-977-3720
      Facsimile No.:    312-977-3699

(b) CALCULATION AGENT. The Calculation Agent shall be Party A.

(c) CREDIT SUPPORT DOCUMENT. Details of any Credit Support Document: Credit Support Document means, in relation to Party A and Party B, the 1994 NY Law ISDA Credit Support Annex attached hereto and made a part hereof.

(d) CREDIT SUPPORT PROVIDER. Credit Support Provider means, in relation to Party A and Party B, none.

(e) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine, except for Section 5-1401 of the New York General Obligations
Law).

(f) NETTING OF PAYMENTS. Subparagraph (ii) of Section 2(c) of this Agreement will not apply to any Transactions.

(g) "AFFILIATE" will have the meaning specified in Section 12.

                                     PART 4
                                OTHER PROVISIONS

(a) ISDA DEFINITIONS. The 2000 ISDA Definitions, as supplemented by the Supplement to the 2000 ISDA Definitions (the "Definitions"), as published by the International Swaps and Derivatives Association, Inc., shall be deemed a part of this Agreement as if fully set forth herein. The Definitions and the provisions of Section 12 of this Agreement shall be deemed a part of each Confirmation as if set forth in full therein.

(b) INTERPRETATION. In the event of any inconsistency between the provisions of this Schedule and the Definitions, this Schedule will prevail. In the event of any inconsistency between the provisions of this Schedule and the printed Agreement of which it forms a part, this Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Schedule, such Confirmation will prevail for the purpose of the relevant Transaction.

(c) FINANCIAL CONDITION. Party B represents and warrants to Party A (which representation will be deemed to be repeated on each date on which a Transaction is entered into) that, except as disclosed to Party A, there has been no material adverse change in its financial condition since the last day of the one year period covered by its most recently prepared year end financial statement that is likely to affect its ability to perform its obligations under this Agreement.

(d) AFFECTED PARTIES. For the purposes of Section 6(e) (Payments on Early Termination), both parties shall be deemed to be Affected Parties in connection with the Termination Events described in Section 5(b)(i), so that payments on early termination shall be calculated us provided in Section 6(e)(ii).

(e) ADDITIONAL REPRESENTATIONS. Each party represents and warrants to the other that (i) it is entering into this Agreement, any Credit Support Document to which it is a party, each Transaction, and any other documentation relating to this Agreement that it is required by the Agreement to deliver as principal (and not as agent or in any other capacity, fiduciary or otherwise) and (ii) it is an "eligible contract participant" under, and as defined in, Section 1A of the Commodity Exchange Act (7 USC 1a), amended from time to time.

(f) CONSENT TO RECORDING. Each party consents to the recording of the telephone conversations of trading, marketing and other relevant personnel of the parties in connection with this Agreement or any potential Transaction.

(g) TRANSFER. Each party agrees that with regard to the transfer provisions set forth in Section 7, consent to any such transfer shall not be unreasonably withheld.

(h) WAIVER OF JURY TRIAL. Each Party irrevocably waives any and all right to trial by jury in any legal proceeding instituted in connection with this Agreement or any Transaction to the fullest extent permitted by law. As to any matter for which a jury trial cannot be waived, each party agrees not to assert any such matter as a cross claim or counterclaim in, nor move to consolidate the same with, any legal proceeding in which a jury trial is waived,

(i) SETOFF. Each party agrees that the following provision shall be added as
Section 6(f) of this Agreement:

            "(f) SETOFF. Any amount (the "Early Termination Amount") payable to one party (the "Payee") by the other party (the "Payer") under Section 6(e) of this Agreement, in circumstances where there is a Defaulting Party or one Affected Party in the case where a Termination Event under this Agreement has occurred, will, at the option of the party ("X") other than the Defaulting Party or the Affected Party (and without prior notice to the Defaulting Party or the Affected Party), be reduced by its setoff against any amount(s) (the "Other Agreement Amount") payable (whether at such time or in the future or upon the occurrence of a contingency) by the Payee to the Payer

      (irrespective of the currency, place of payment or booking office of the obligation) under any other agreement(s) between the Payee and the Payer or instrument(s) or undertaking(s) issued or executed by one party to, or in favor of, the other party (and the Other Agreement Amount will be discharged promptly and in all respects to the extent it is so setoff). X will give notice to the other party of any setoff effected under this
      Section 6(f).

            For this purpose, either the Early Termination Amount or the Other Agreement Amount (or the relevant portion of such amounts) may be converted by X into currency in which the other is denominated at the rate of exchange at which such party would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency. The term "rate of exchange" includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the relevant currency.

            If an obligation is unascertained, X may in good faith estimate that obligation and setoff in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained.

            Nothing in Section 6(f) shall be effective to create a charge or other security interest. This Section shall be, without prejudice and in addition to any right set-off, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, coarser or otherwise)."

(j) RELATIONSHIP BETWEEN THE PARTIES. This Agreement is hereby amended by the addition of a new Section 13 as follows:

      "13. Relationship between the Parties.

            Each party will be deemed to represent to the other party on the date on which it enters into a Transaction (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

            (a) Non Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

            (b) Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction.

            (c) Status of Parties. The other party is not acting as a fiduciary for or an advisor to it in respect of that Transaction."

(k) INCORPORATION BY REFERENCE OF COVENANTS. Party B covenants and agrees that, from and after the date hereof and thereafter until all obligations of Party B hereunder are paid in full and this Agreement is terminated, it shall duly keep, perform and observe each and every covenant set forth in the Credit Agreement. All of such covenants, together with related definitions and ancillary provisions, are hereby incorporated into this Agreement by reference, mutatis mutandis, as if such terms were set forth in this Agreement in full, without regard to any termination of such Credit Agreement, without regard to any expiration of any commitment thereunder and without regard to the final payment in full of any obligations of Party B or any other person or entity thereunder, provided, that no such covenant set forth above shall be incorporated herein by reference if such incorporation, by itself, would be a breach of the Credit Agreement. If an event is the subject of both a covenant incorporated herein by reference and another covenant set forth in this Agreement, Party B shall comply with the covenant that imposes on it the stricter requirement. To the extent that any covenant incorporated herein by reference is inconsistent with the other terms of this Agreement, Party A shall not be deemed to have waived any rights hereunder by virtue of such inconsistency. If the Credit Agreement terminates, any commitment thereunder expires or any obligations of Party B thereunder are paid in full and any covenant incorporated herein by reference requires Party B to obtain the consent of any agent, lender or lenders, then, for the purpose of this Agreement, Party B shall be required to obtain the consent of Party A.

(l) PRIOR AGREEMENT. This Agreement amends and restates in its entirety the ISDA Master Agreement between Party A, as successor to LaSalle National Bank, and Party B, as successor to Old Brookdale (defined below), dated as of July 14, 1998 (the "Prior Agreement"). All references to Brookdale Living Communities, Inc., "Old Brookdale") in the Prior Agreement shall be replaced by reference to Brookdale Living Communities, Inc., a Delaware corporation, whose State of Delaware identification number is 3791519 and F.E.I.N. is 20-1348354 in this Agreement. All references to LaSalle National Bank in the Prior Agreement shall be replaced by reference to LaSalle Bank National Association in this Agreement. All Transactions that were entered into pursuant to the Prior Agreement and any Confirmation made supplement to the Prior Agreement, shall be governed by and construed in accordance with this Agreement. Each agreement or Confirmation governing any Transaction entered into prior to the date hereof shall constitute a supplement to, and form a part of, this Agreement, and will be read and construed as one with this Agreement, and all such agreements and Confirmations along with this Agreement constitute a single agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized officers as of the date hereof.

LASALLE BANK NATIONAL ASSOCIATION       BROOKDALE LIVING COMMUNITIES, INC.

By:  /s/ Susan Proctor                  By: /s/ R. Stanley Young
     ----------------------------           -----------------------------
     Name:   Susan Proctor                  Name:   R. Stanley Young
     Title:  Vice President                 Title:  EVP & CFO

                                     ANNEX A

       [SUGGESTED FORM OF [COUNTERPARTY] BOARD OF DIRECTORS' RESOLUTIONS]

      I, _______________, do hereby certify that I am the duly (insert "appointed" or "elected", as appropriate) and qualified Secretary and the keeper of the records and corporate seal of [COUNTERPARTY], a ___________ organized and existing under the laws of the State of ______________, and that the following is a true and correct copy of certain resolutions duly adopted at a meeting of the Board of Directors thereof, convened and held in accordance with law and the by-laws of said corporation on the ___day of ________, 2003, and that such resolutions are now in full force and effect, unamended, unaltered, and unrepealed:

      WHEREAS, there has been presented to this meeting a form of ISDA Master Agreement with Schedule thereto, between this Corporation and LaSalle Bank National Association governing interest rate, currency exchange, commodity price and equity index transactions this Corporation may from time to time enter into with such Bank;

      NOW, THEREFORE, BE IT RESOLVED, that the [insert officers and the number necessary to act] Corporation be and [he/she/they] hereby [is/are] authorized to execute, in the name and on behalf of this Corporation, and deliver an ISDA Master Agreement (with Schedule) substantially in the form presented to this meeting, except for such changes, additions and deletions as to any or all of the terms and provisions thereof as the officer(s) executing such ISDA Master Agreement an behalf of this Corporation shall deem proper, such execution by such officer(s) of an ISDA Master Agreement to be conclusive evidence that such officer(s) deem(s) all of the terms aria provisions thereof to be proper;

      FURTHER RESOLVED, that any one of the [Insert officers] of this Corporation be and [he/she] hereby is authorized to enter into interest rate, currency exchange, commodity price and equity index transactions on behalf of this Corporation from time to time under the terms of the ISDA Master Agreement executed by this Corporation pursuant to these resolutions, to issue instructions by telephone or other means of communication to said Bank in connection with any of the foregoing and to execute, in the name and on behalf of this Corporation, and deliver written confirmations of any such transactions and instructions, and to execute, in the name and on behalf of this Corporation, and deliver schedules of officers and employees of this Corporation authorized to enter into interest rate, currency exchange, commodity price and equity index transactions on behalf of this Corporation from time to time under such ISDA Master Agreement;

      FURTHER RESOLVED, that each and every officer of this Corporation be and he or she hereby is authorized to take such action from time to time on behalf of this Corporation as he or she may deem necessary, advisable or proper in order to carry out and perform the obligations of this Corporation under the ISDA Master Agreement executed by this Corporation pursuant to these resolutions and under any other confirmations, agreements and documents executed and delivered by this Corporation pursuant to or in connection with such ISDA Master Agreement;

      FURTHER RESOLVED, that all authority conferred by these resolutions shall be deemed retroactive and any and all acts authorized hereunder performed prior to the adoption of this resolution are hereby ratified, affirmed and approved;

      FURTHER RESOLVED, that the Secretary or any other officer of this Corporation be and he or she hereby is authorized to certify to said Bank a copy of these resolutions and the names and signatures of this Corporation's officers or employees hereby authorized to act in the premises, and said Bank is hereby authorized to rely upon such certificate until formally advised by a like certificate of any change therein, and is hereby authorized to rely on any such additional certificates.

      I FURTHER CERTIFY THAT the following persons have been appointed or elected and are now acting as officers or employees of said corporation in the capacity set before their respective names and that the signatures set after their respective names are their genuine signatures:

TITLE                         NAME                      SIGNATURE

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

      IN WITNESS WHEREOF, I have subscribed my name as Secretary and have caused the corporate seal of said Corporation to be hereunto affixed this ____day of _______, 2005.


                          -----------------------------
                                              Secretary

                                      ISDA

              International Swaps and Derivatives Association, Inc.

                              CREDIT SUPPORT ANNEX

                            Dated as of March 18, 2005

     to the Schedule to the ISDA Master Agreement dated as of March 18, 2005 between

LASALLE BANK NATIONAL ASSOCIATION AND BROOKDALE LIVING COMMUNITIES, INC.

This Annex supplements, forms part of, and is subject to, the above-referenced Agreement, is part of its Schedule and is a Credit Support Document under this Agreement with respect to each party.

Accordingly, the parties agree as follows: -

PARAGRAPH 1. INTERPRETATION

(a) DEFINITIONS AND INCONSISTENCY. Capitalized terms not otherwise defined herein or elsewhere in this Agreement have the meanings specified pursuant to Paragraph 12, and all references in this Annex to Paragraphs are to Paragraphs of this Annex. In the event of any inconsistency between this Annex and the other provisions of this Schedule, this Annex will prevail, and in the event of any inconsistency between Paragraph 13 and the other provisions of this Annex, Paragraph 13 will prevail.

(b) SECURED PARTY AND PLEDGOR. All references in this Annex to the "Secured Party" will be to either party when ailing in that capacity and all corresponding references to the "Pledgor" will be to the other party when acting in that capacity; provided, however, that if Other Posted Support is held by a party to this Annex, all references herein to that party as the Secured Party with respect to that Other Posted Support will be to that party as the beneficiary thereof and will not subject that support or that party as the beneficiary thereof to provisions of law generally relating to security interests and secured parties.

PARAGRAPH 2. SECURITY INTEREST

Each party, as the Pledgor, hereby pledges to the other party, as the Secured Party, as security for its Obligations, and grants to the Secured Party a first priority continuing security interest in, lien on and right of Set-off against all Posted Collateral Transferred to or received by the Secured Party hereunder. Upon the Transfer by the Secured Party to the Pledgor of Posted Collateral, the security interest and lien granted hereunder on that Posted Collateral will be released immediately and, to the extent possible, without any further action by either party.

PARAGRAPH 3. CREDIT SUPPORT OBLIGATIONS

(a) DELIVERY AMOUNT. Subject to Paragraphs 4 and 5, upon a demand made by the Secured Party on or promptly following a Valuation Date, if the Delivery Amount for that Valuation Date equals or exceeds the Pledgor's Minimum Transfer Amount, then the Pledgor will Transfer to the Secured Party Eligible Credit Support having a Value as of the date of Transfer at least equal to the applicable Delivery Amount (rounded pursuant to Paragraph 13). Unless otherwise spaded in Paragraph 13, the "Delivery Amount" applicable to the Pledgor for any Valuation Date will equal the amount by which:

      (i) the Credit Support Amount

      exceeds

      (ii) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party.

(b) RETURN AMOUNT. Subject to Paragraphs 4 and 5, upon a demand made by the Pledgor on or promptly following a Valuation Date, if the Return Amount for that Valuation Date equals or exceeds the Secured Party's Minimum Transfer Amount, then the Secured Party will Transfer to the Pledgor Posted Credit Support specified by the Pledgor in that demand having a Value as of the date of Transfer as close as practicable to the applicable Return Amount (rounded pursuant to Paragraph 13). Unless otherwise specified in Paragraph 13, the "Return Amount" applicable to the Secured Party for any Valuation Date will equal the amount by which:

      (i) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party exceeds

      (ii) the Credit Support Amount.

"Credit Support Amount" means, unless otherwise specified in Paragraph 13, for any Valuation Date (i) the Secured Party's Exposure for that Valuation Date plus
(ii) the aggregate of all Independent Amounts applicable to the Pledgor, if any, minus (iii) all Independent Amounts applicable to the Secured Party, if any minus (iv) the Pledgor's Threshold; provided, however, that the Credit Support Amount will be deemed to be zero whenever the calculation of Credit Support Amount yields a number less than zero.

PARAGRAPH 4. CONDITIONS PRECEDENT, TRANSFER TIMING, CALCULATIONS AND
SUBSTITUTIONS

(a) CONDITIONS PRECEDENT. Each Transfer obligation of the Pledgor under Paragraphs 3 and 5 and of the Secured Party under Paragraphs 3, 4(d)(ii), 5 and 6(d) is subject to the conditions precedent that:

      (i) no Event of Default, Potential Event of Default or Specified Condition has occurred and is continuing with respect to the other party; and

      (ii) no Early Termination Date for which any unsatisfied payment obligations exist has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the other party.

(b) TRANSFER TIMING. Subject to Paragraphs 4(a) and 5 and unless otherwise specified, if a demand for the Transfer of Eligible Credit Support or Posted Credit Support is made by the Notification Time, then the relevant Transfer will be made not later than the close of business on the next Local Business Day; if a demand is made after the Notification Time, than the relevant Transfer will be made not later than the close of business on the second local Business Day thereafter.

(c) CALCULATIONS. All calculations of Value and Exposure for purposes of Paragraphs 3 and 6(d) will be made by the Valuation Agent as of the Valuation Time, The Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) of its calculations not later than the Notification Time on the Local Business Day following the applicable Valuation Date (or in the case of Paragraph 6(d), following the date of calculation).

(d) SUBSTITUTIONS.

      (i) Unless otherwise specified in Paragraph 13, upon notice to the Secured Party specifying the items of Posted Credit Support to be exchanged, the Pledgor may, on any Local Business Day, Transfer to the Secured Party substitute Eligible Credit Support (the "Substitute Credit Support"); and

      (ii) subject to Paragraph 4(a), the Secured Party will Transfer to the Pledgor the items of Posted Credit Support specified by the Pledgor in its notice not later than the Local Business Day following the date on which the Secured Party receives the Substitute Credit Support, unless otherwise specified in Paragraph 13 (the "Substitution Date"); provided that the Secured Party will only be obligated to Transfer Posted Credit Support with a Value as of the date of Transfer of that Posted Credit Support equal to the Value as of that date of the Substitute Credit Support.

PARAGRAPH 5. DISPUTE RESOLUTION

If a party (a "Disputing Party") disputes (I) the Valuation Agent's calculation of a Delivery Amount or a Return Amount or (II) the Value of any Transfer of Eligible Credit Support or Posted Credit Support, then (1) the Disputing Party will notify the other party and the Valuation Agent (if the Valuation Agent is not the other party) not later than the close of business on the Local Business Day following (X) the date that the demand is made under Paragraph 3 in the case of (I) above or (Y) the date of Transfer in the case of (II) above, (2) subject to Paragraph 4(a), the appropriate party will Transfer the undisputed amount to the other party not later than the close of business an the Local Business Day following (X) the date that the demand is made under Paragraph 3 in the case of
(I) above or (Y) the date of Transfer in the case of (II) above, (3) the parties will consult with each other in an attempt to resolve the dispute and (4) if they fail to resolve the dispute by the Resolution Time, then;

      (i) In the case of a dispute involving a Delivery Amount or Return Amount, unless otherwise specified in Paragraph 13, the Valuation Agent will recalculate the Exposure and the Value as of the Recalculation Date by;

            (A) utilizing any calculations of Exposure for the Transactions (or Swap Transactions) that the parties have agreed are not in dispute;

            (B) calculating the Exposure for the Transactions (or Swap Transactions) in dispute by seeking four actual quotations at mid-market from Reference Market-makers for purposes of calculating Market Quotation, and taking the arithmetic average of those obtained; provided that if four quotations are not available for a particular Transaction (or Swap Transaction), then fewer than four quotations may be used for that Transaction (or Swap Transaction); and if no quotations are available for a particular Transaction (or Swap Transaction), then the Valuation Agent's original calculations will be used for that Transaction (or Swap Transaction); and

            (C) utilizing the procedures specified in Paragraph 13 for calculating the Value, if disputed, of Posted Credit Support.

      (ii) In the case of a dispute involving the Value of any Transfer of Eligible Credit Support or Posted Credit Support, the Valuation Agent will recalculate the Value as of the date of Transfer pursuant to Paragraph 13.

Following a recalculation pursuant to this Paragraph, the Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) not later than the Notification Time on the Local Business Day following the Resolution Time. The appropriate party will, upon demand following that notice by the Valuation Agent or a resolution pursuant to (3) above and subject to Paragraphs 4(a) and 4(b), make the appropriate Transfer.

PARAGRAPH 6.  HOLDING AND USING POSTED COLLATERAL

(a) CARE OF POSTED COLLATERAL. Without limiting the Secured Party's rights under Paragraph 6(c), the Secured Party will exercise reasonable care to assure the safe custody of all Posted Collateral to the extent required by applicable law, and in any event the Secured Party will be deemed to have exercised reasonable care if it exercises at least the same degree of care as it would exercise with respect to its own property. Except as specified in the preceding sentence, the Secured Party will have no duty with respect to Posted Collateral, including, without limitation, any duty to collect any Distributions, or enforce or preserve any rights pertaining thereto.

(b) ELIGIBILITY TO HOLD POSTED COLLATERAL; CUSTODIANS.

      (i) GENERAL. Subject to the satisfaction of any conditions specified in Paragraph 13 for holding Posted Collateral, the Secured Party will be entitled to hold Posted Collateral or to appoint an agent (a "Custodian") to hold Posted Collateral for the Secured Party. Upon notice by the Secured Party to the Pledgor of the appointment of a Custodian, the Pledgor's obligations to make any Transfer will be discharged by making the Transfer to that Custodian. The holding of Posted Collateral by a Custodian will be deemed to be the holding of that Posted Collateral by the Secured Party for which the Custodian is acting.

      (ii) FAILURE TO SATISFY CONDITIONS. If the Secured Party or its Custodian fails to satisfy any conditions for holding Posted Collateral, then upon a demand made by the Pledgor, the Secured Party will, not later than five Local Business Days after the demand, Transfer or cause its Custodian to Transfer all Posted Collateral held by it to a Custodian that satisfies those conditions or to the Secured Party if it satisfies those conditions.

      (iii) LIABILITY. The Secured Party will be liable for the acts or omissions of its Custodian to the same extent that the Secured Party would be liable hereunder for its own acts or omissions.

(c) USE OF POSTED COLLATERAL. Unless otherwise specified in Paragraph 13 and without limiting the rights and obligations of the parties under Paragraphs 3, 4(d)(ii), 5, 6(d) and 8, if the Secured Party is not a Defaulting Party or an Affected Party with respect to a Specified Condition and no Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Secured Party, then the Secured Party will, notwithstanding Section 9-207 of the New York Uniform Commercial Code, have the right to:

      (i) sell, pledge, rehypothecate, assign, invest, use, commingle or otherwise dispose of, or otherwise use in its business any Posted Collateral it holds, free from any claim or right of any nature whatsoever of the Pledgor, including any equity or right of redemption by the Pledgor, and

      (ii) register any Posted Collateral in the name of the Secured Party, its Custodian or a nominee for either.

For purposes of the obligation to Transfer Eligible Credit Support or Posted Credit Support pursuant to Paragraphs 3 and 5 and any rights at remedies authorized under this Agreement, the Secured Party will be deemed to continue to hold all Posted Collateral and to receive Distributions made thereon, regardless of whether the Secured Party has exercised any rights with respect to any Posted Collateral pursuant to (i) or (ii) above.

(d) DISTRIBUTIONS AND INTEREST AMOUNT.

      (i) DISTRIBUTIONS. Subject to Paragraph 4(a), if the Secured Party receives or is deemed to receive Distributions on a Local Business Day, it will Transfer to the Pledgor not later than the following Local Business Day any Distributions it receives or is deemed to receive to the extent that a Delivery Amount would not be created or increased by that Transfer, as calculated by the

      Valuation Agent (and the date of calculation will be deemed to be a Valuation Date for this purpose).

      (ii) INTEREST AMOUNT. Unless otherwise specified in Paragraph 13 and subject to Paragraph 4(a), in lieu of any interest, dividends or other amounts paid or deemed to have been paid with respect to Posted Collateral in the form of Cash (all of which may be retained by the Secured Party), the Secured Party will Transfer to the Pledgor at the times specified in Paragraph 13 the Interest Amount to the extent that a Delivery Amount would not be created or increased by that Transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed to be a Valuation Date for this purpose). The interest Amount or portion thereof not Transferred pursuant to this Paragraph will constitute Posted Collateral in the form of Cash and will be subject to the security interest granted under Paragraph 2.

PARAGRAPH 7. EVENTS OF DEFAULT

For purposes of Section 5(a)(iii)(1) of this Agreement, an Event of Default will exist with respect to a party if:

      (i) that party fails (or fails to cause its Custodian) to make, when due, any Transfer of Eligible Collateral, Posted Collateral or the Interest Amount, as applicable, required to be made by it and that failure continues for two Local Business Days after notice of that failure is given to that party;

      (ii) that party fails to comply with any restriction or prohibition specified in this Annex with respect to any of the rights specified in Paragraph 6(c) and that failure continues for five Local Business Days after notice of that failure is given to that party; or

      (iii) that party fails to comply with or perform any agreement or obligation other than those specified in Paragraphs 7(i) and 7(ii) and that failure continues for 30 days after notice of that failure is given to that party.

PARAGRAPH 8. CERTAIN RIGHTS AND REMEDIES

(a) SECURED PARTY'S RIGHTS AND REMEDIES. If at any time (1) an Event of Default or Specified Condition with respect to the Pledgor has occurred and is continuing or (2) an Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Pledgor, then, unless the Pledgor has paid in full all of its Obligations that are then due, the Secured Party may exercise one or more of the following rights and remedies:

      (i) all rights and remedies available to a secured party under applicable law with respect to Posted Collateral held by the Secured Party;

      (ii) any other rights and remedies available to the Secured Party under the terms of Other Posted Support, if any;

      (iii) the right to Set-off any amounts payable by the Pledgor with respect to any Obligations against any Posted Collateral or the Cash equivalent of any Posted Collateral held by the Secured Party (or any obligation of the Secured Party to Transfer that Posted Collateral); and

      (iv) the right to liquidate any Posted Collateral held by the Secured Party through one or more public or private sales or other dispositions with such notice, if any, as may be required under applicable law, free from any claim or right of any nature whatsoever of the Pledgor, including any equity or right of redemption by the Pledgor (with the Secured Party having the right to purchase any or all of the Posted Collateral to be sold) and to apply the proceeds (or the Cash equivalent thereof) from the liquidation of the Posted Collateral to any amounts payable by the Pledgor with respect to any Obligations in that order as the Secured Party may elect.

Each party acknowledges and agrees that Posted Collateral in the form of securities may decline speedily in value and is of a type customarily sold on a recognized market, and, accordingly, the Pledgor is not entitled to prior notice of any sale of that Posted Collateral by the Secured Party, except any notice that is required under applicable law and cannot be waived.

(b) PLEDGOR'S RIGHTS AND REMEDIES. If at any time an Early Termination Date has occurred or been designated as the result of as Event of Default or Specified Condition with respect to the Secured Party, then (except in the case of an Early Termination Date relating to less than all Transactions (or Swap Transactions) where the Secured Party has paid in full all of its obligations that are then due under Section 6(e) of this Agreement):

      (i) the Pledgor may exercise all rights and remedies available to a pledgor under applicable law with respect to Posted Collateral held by the Secured Party;

      (ii) the Pledgor may exercise any other rights and remedies available to the Pledgor under the terms of Other Posted Support, if any;

      (iii) the Secured Party will be obligated immediately to transfer all Posted Collateral and the Interest Amount to the Pledgor, and

      (iv) to the extent that Posted Collateral or the Interest Amount is not so Transferred pursuant to (iii) above, the Pledgor may:

            (A) Set-off any amounts payable by the Pledgor with respect to any Obligations against any Posted Collateral or the Cash equivalent of any Posted Collateral held by the Secured Party (or any obligation of the Secured Party to Transfer that Posted Collateral); and

            (B) to the extent that the Pledgor does not Set-off under (iv)(A) above, withhold payment of any remaining amounts payable by the Pledgor with respect to any Obligations, up to the Value of any remaining Posted Collateral held by the Secured Party, until that Posted Collateral is Transferred to the Pledgor.

(c) DEFICIENCIES AND EXCESS PROCEEDS. The Secured Party will Transfer to the Pledgor any proceeds and Posted Credit Support remaining after liquidation. Set-off and/or application under Paragraphs 8(a) and 8(b) after satisfaction in full of all amounts payable by the Pledgor with respect to any Obligations; the Pledgor in all events will remain liable for any amounts remaining unpaid after any liquidation, Set-off and/or application under Paragraphs 8(a) and 8(b).

(d) FINAL RETURNS. When no amounts are or thereafter may become payable by the Pledgor with respect to any Obligations (except for any potential liability under Section 2(d) of this Agreement), the Secured Party will Transfer to the Pledgor all Posted Credit Support and the Interest Amount, if any.

PARAGRAPH 9. REPRESENTATIONS

Each party represents to the other party (which representations will be deemed to be repeated as of each date on which it, as the Pledgor, Transfers Eligible Collateral) that:

      (i) it has the power to grant a security interest in and lien on any Eligible Collateral it Transfers as the Pledgor and has taken all necessary actions to authorize the granting of that security interest and lien;

      (ii) it is the sole owner of or otherwise has the right to Transfer all Eligible Collateral it Transfers to the Secured Party hereunder, free and clear of any security interest, lien, encumbrance or other restrictions other than the security interest end lien granted under Paragraph 2;

      (iii) upon the Transfer deny Eligible Collateral to the Secured Party under the terms of this Annex, the Secured Party will have a valid and perfected first priority security interest therein (assuming that any central clearing corporation or any third-party financial intermediary or other entity not within the control of the Pledgor involved in the Transfer of that Eligible Collateral gives the notices and takes the action required of it under applicable law for perfection of that interest); and

      (iv) the performance by it of its obligations under this Annex will not result in the creation of any security interest, lien or other encumbrance on any Posted Collateral other than the security interest and lien granted under Paragraph 2.

PARAGRAPH 10. EXPENSES

(a) GENERAL. Except as otherwise provided in Paragraphs 10(b) and 10(c), each party will pay its own costs and expenses in connection with performing its obligations under this Annex and neither party will be liable for any costs and expenses incurred by the other party in connection herewith.

(b) POSTED CREDIT SUPPORT. The Pledgor will promptly pay when due all taxes, assessments or charges of any nature that are imposed with respect to Posted Credit Support held by the Secured Party upon becoming aware of the same, regardless of whether any portion of that Posted Credit Support is subsequently disposed of under Paragraph 6(c), except for those taxes, assessments and charges that result from the exercise of the Secured Party's rights under Paragraph 6(c).

(c) LIQUIDATION/APPLICATION OF POSTED CREDIT SUPPORT. All reasonable costs and expenses incurred by or on behalf of the Secured Party or the Pledgor in connection with the liquidation and/or application of any Posted Credit Support under Paragraph 8 will be payable, on demand and pursuant to the Expenses Section of this Agreement, by the Defaulting Party or, if there is no Defaulting Party, equally by the parties.

PARAGRAPH 11.  MISCELLANEOUS

(a) DEFAULT INTEREST. A Secured Party that fails to make, when due, any Transfer of Posted Collateral or the Interest Amount will be obligated to pay the Pledgor (to the extent permitted under applicable law) an amount equal to interest at the Default; Rate multiplied by the Value of the items of property that were required to be Transferred, from (and including) the date that Posted Collateral or Interest Amount was required to be Transferred to (but excluding) the date of Transfer of that Posted Collateral or Interest Amount. This interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(b) FURTHER ASSURANCES. Promptly following a demand made by a party, the other party will execute, deliver, file and record any financing statement, specific assignment or other document and take any other action that may be necessary or desirable and reasonably requested by that party to create, preserve, perfect or validate any security interest or lien granted under Paragraph 2, to enable that party to exercise or enforce its rights under this Annex with respect to Posted Credit Support or an Interest Amount or to effect or document a release of a security interest on Posted Collateral or an Interest Amount.

(c) FURTHER PROTECTION. The Pledgor will promptly give notice to the Secured Party of, and defend against, any suit, action, proceeding or lien that involves Posted Credit Support Transferred by the Pledgor or that could adversely affect the security interest and lien granted by it under Paragraph 2, unless that suit, action, proceeding or lien results from the exercise of the Secured Party's rights under Paragraph 6(c).

(d) GOOD FAITH AND COMMERCIALLY REASONABLE MANNER. Performance of all obligations under this Annex, including, but not limited to, all calculations, valuations and determinations made by either party, will be made in good faith and in a commercially reasonable manner.

(e) DEMANDS AND NOTICES. All demands and notices made by a party under this Annex will be made as specified in the Notices Section of this Agreement, except as otherwise provided in Paragraph 13.

(f) SPECIFICATIONS OF CERTAIN MATTERS. Anything referred to in this Annex as being specified in Paragraph 13 also may be specified in one or more Confirmations or other documents and this Annex will be construed accordingly.

PARAGRAPH 12.  DEFINITIONS

As used in this Annex: --

"CASH" means the lawful currency of the United States of America.

"CREDIT SUPPORT AMOUNT" has the meaning specified in Paragraph 3.

"CUSTODIAN" has the meaning specified in Paragraphs 6(b)(i) and 13.

"DELIVERY AMOUNT" has the meaning specified in Paragraph 3(a).

"DISPUTING PARTY" has the meaning specified in Paragraph 5.

"DISTRIBUTIONS" means with respect to Posted Collateral other than Cash, all principal, interest and other payments and distributions of cash or other property with respect thereto, regardless of whether the Secured Party has disposed of that Posted Collateral under Paragraph 6(c). Distributions will not include any item of property acquired by the Secured Party upon any disposition or liquidation of Posted Collateral or, with respect to any Posted Collateral in the form of Cash, any distributions on that collateral, unless otherwise specified herein.

"ELIGIBLE COLLATERAL" means, with respect to a party, the items, if any, specified as such for that party in Paragraph 13.

"ELIGIBLE CREDIT SUPPORT" means Eligible Collateral and Other Eligible Support.

"EXPOSURE" means for any Valuation Date or other date for which Exposure is calculated and subject to Paragraph 5 in the case of a dispute, the amount, if any, that would be payable to a party that is the Secured Party by the other party (expressed as a positive number) or by a party that is the Secured Party to the other party (expressed as a negative number) pursuant to Section 6(e)(ii)(2)(A) of this Agreement as if all Transactions (or Swap Transactions) were being terminated as of the relevant Valuation Time; provided that Market Quotation will be determined by the Valuation Agent using its estimates at mid-market of the amounts that would be paid for Replacement Transactions (as that term is defined in the definition of "Market Quotation").

"INDEPENDENT AMOUNT" means, with upset to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

"INTEREST AMOUNT" means, with respect to an Interest Period, the aggregate sum of the amounts of interest calculated for each day in that Interest Period on the principal amount of Posted Collateral in the form of Cash held by the Secured Party on that day, determined by the Secured Party for each such day as follows:

      (x) the amount of that Cash on that day; multiplied by

      (y) the Interest Rate in effect for that day; divided by

      (z) 360.

"INTEREST PERIOD" means the period from (and including) the last Local Business Day on which an Interest Amount was Transferred (or, if no Interest Amount has yet been Transferred, the Local Business Day on which Posted Collateral in the form of Cash was Transferred to or received by the Secured Party) to (but excluding) the Local Business Day on which the current Interest Amount is to be Transferred.

"INTEREST RATE" means the rate specified in Paragraph 13.

"LOCAL BUSINESS DAY", unless otherwise specified in Paragraph 13, has the meaning specified in the Definitions Section of this Agreement, except that references to a payment in clause (b) thereof will be deemed to include a Transfer under this Annex.

"MINIMUM TRANSFER AMOUNT" means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

"NOTIFICATION TIME" has the meaning specified in Paragraph 13,

"OBLIGATIONS" means, with respect to a party, all present and future obligations of that party under this Agreement and any additional obligations specified for that party in Paragraph 13.

"OTHER ELIGIBLE SUPPORT" means, with respect to a party, the items, if any, specified as such for that party in Paragraph 13.

"OTHER POSTED SUPPORT" means all Other Eligible Support Transferred to the Secured Party that remains in effect for the benefit of that Secured Party.

"PLEDGOR" means either party, when that party (i) receives a demand for or is required to Transfer Eligible Credit Support under Paragraph 3(a) or (ii) has Transferred Eligible Credit Support under Paragraph 3(a).

"POSTED COLLATERAL" means all Eligible Collateral, other property, Distribution, and all proceeds thereof that have been Transferred to or received by the Secured Party under this Annex and not Transferred to the Pledgor pursuant to Paragraph 3(b), 4(d)(ii) or 6(d)(i) or released by the Secured Party under Paragraph 8. Any Interest Amount or portion thereof not Transferred pursuant to Paragraph 6(d)(ii) will constitute Posted Collateral in the form of Cash.

"POSTED CREDIT SUPPORT" means Posted Collateral and Other Posted Support.

"RECALCULATION DATE" means the Valuation Date that gives rise to the dispute under Paragraph 5; provided, however, that if a subsequent Valuation Date occurs under Paragraph 3 prior to the resolution of the dispute, then the "Recalculation Date" means the most recent Valuation Date under Paragraph 3.

"RESOLUTION TIME" has the meaning specified in Paragraph 13.

"RETURN AMOUNT" has the meaning specified in Paragraph 3(b).

"SECURED PARTY" means either party, when that party (i) makes a demand for or is entitled to receive Eligible Credit Support under Paragraph 3(a) or (ii) holds or is deemed to hold Posted Credit Support.

"SPECIFIED CONDITION" means, with respect to a party, any event specified as such for that party in Paragraph 13.

"SUBSTITUTE CREDIT SUPPORT" has the meaning specified in Paragraph 4(d)(i).

"SUBSTITUTION DATE" has the meaning specified in Paragraph 4(d)(ii).

"THRESHOLD" means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

"TRANSFER" means, with respect to any Eligible Credit Support, Posted Credit Support or Interest Amount, and in accordance with the instructions of the Secured Party, Pledgor or Custodian, as applicable:

      (i) in the case of Cash, payment or delivery by wire transfer into one or more bank accounts specified by the recipient;

      (ii) In the case of certificated securities that cannot be paid or delivered by book-entry, payment or delivery in appropriate physical form to the recipient or its account accompanied by any duly executed instruments of transfer, assignments in blank, transfer tax stamps and any other documents necessary to constitute a legally valid transfer to the recipient;

      (iii) in the case of securities that can be paid or delivered by book-entry, the giving of written instructions to the relevant depository institution or other entity specified by the recipient, together with a written copy thereof to the recipient, sufficient if complied with to result in a legally effective transfer of the relevant interest to the recipient; and

      (iv) in the case of Other Eligible Support or Other Posted Support, as specified in Paragraph 13.

"VALUATION AGENT" has the meaning specified in Paragraph 13.

"VALUATION DATE" means each date specified in or otherwise determined pursuant to Paragraph 13.

"VALUATION PERCENTAGE" means, for any item of Eligible Collateral, the percentage specified in Paragraph 13.

"VALUATION TIME" has the meaning specified in Paragraph 13.

"VALUE" means for any Valuation Date or other date for which Value is calculated and subject to Paragraph 5 in the case of a dispute, with respect to:

      (i) Eligible Collateral or Posted Collateral that is:

            (A) Cash, the amount thereof; and

            (B) a security, the bid price obtained by the Valuation Agent multiplied by the applicable Valuation Percentage, if any;

      (ii) Posted Collateral that consists of items that are not specified as Eligible Collateral, zero; and

      (iii) Other Eligible Support and Other Posted Support, as specified in Paragraph 13.

PARAGRAPH 13.  ELECTIONS AND VARIABLES

(a) Security Interest for "Obligations". The Item "Obligations" as used in this Annex does not include any additional obligations with respect to Party A or Party B.

(b) Credit Support Obligations.

      (i) Delivery Amount Return Amount and Credit Support Amount.

            (A) "Delivery Amount" has the meaning specified in Paragraph 3(a).

            (B) "Return Amount" has the meaning specified in Paragraph 3(b).

            (C) "Credit Support Amount" means, for any Valuation Date (i) the Secured Party's Exposure for that Valuation Date plus (ii) the aggregate of all Independent Amounts applicable to the Pledgor, if any, minus (iii) the Pledgor's Threshold; provided, however, that
            (x) in the case where the sum of the Independent Amounts applicable to the Pledgor exceeds zero, the Credit Support Amount will not be less than the sum of all Independent Amounts applicable to the Pledgor and (y) in all other cases, the Credit Support Amount will be deemed to be zero whenever the calculation of Credit Support Amount yields an amount less than zero.

      (ii) Eligible Collateral. The following items will qualify as "Eligible Collateral":

                                                     VALUATION
                                                     PERCENTAGE
                                                     ----------
              (A)   USD cash                             100%

              (B)   Negotiable debt obligations           98%
                    issued by the U.S. Treasury
                    Department having a remaining
                    life of not more than one year

              (C)   Negotiable debt obligations           95%
                    issued by the U.S. Treasury
                    Department having a remaining
                    life of more than one year but
                    not mere than 10 years

              (D)   Negotiable debt obligations           90%
                    issued by the U.S. Treasury
                    Department having a remaining
                    life of more than 10 years

      (iii) Other Eligible Support. The following items will qualify as "Other Eligible Support": As determined from time to time in the sole discretion of Party A.

      (iv) Thresholds.

            (A) "Independent Amount" means, at any time, with respect to Party A, not applicable, and with respect Party B: the sum of any Independent Amounts specified as applicable to such party in the Confirmations for Transactions outstanding at such time.

            (B) The "Threshold" for Party A is not applicable and for Party B at any time shall be zero.

            (C) "Minimum Transfer Amount" means with respect to Party A and Party B: shall be $500,000; provided that, if an Event of Default or Specified Condition has occurred and is continuing with respect to a party, such party's Minimum Transfer Amount shall be zero.

            (D) Rounding. The Delivery Amount will, if a positive number but not an integral multiple of $10,000, be rounded up to the nearest integral multiple of $10,000, and the Return Amount, if a positive number but not an integral multiple of $10,000, will be rounded down to the nearest integral multiple of $ 10,000 or to zero, if the Return Amount is less than $10,000.

(c) Valuation and Timing.

      (i) "Valuation Agent" means Party A.

      (ii) "Valuation Date" means each Local Business Day.

      (iii) "Valuation Time" means the close of business on the Local Business Day before the Valuation Date or date of calculation, as applicable, provided that the calculation of Value and Exposure will be made as of approximately the same time on the same date.

      (iv) "Notification Time" means 1:00 p.m. New York time on a Local Business Day,

(d) Conditions Precedent and Secured Party's Rights and Remedies. The following Termination Event(s) will be a "Specified Condition" for the Pledgor (that party being the Affected Party if the Termination Event occurs with respect to that party): Illegality, Credit Event Upon Merger, and Additional Termination Event.

(e) Substitution.

      (i) "Substitution Date" has the meaning specified in Paragraph 4(d)(ii).

      (ii) Consent. Party B must obtain the Party A's consent for any substitution pursuant to Paragraph 4(d).

(f) Dispute Resolution.

      (i) "Resolution Time" means 1:00 p.m., New York time, on the Local Business Day following the date on which the notice of the dispute is given pursuant to Paragraph 13(f)(iii) below.

      (ii) Value. For the purpose of Paragraphs 5(i)(C) and 5(ii), in the event of a dispute involving the Value of any Posted Credit Support and/or Transfer of Eligible Credit Support or Posted Credit Support, Value shall be calculated as provided in Paragraph 5: provided however that the references in Paragraph 5(i)(B) to four mid-market quotations shall be deemed to be replaced (for purposes of this subparagraph (ii) only) with references to three bid quotations.

      (iii) Alternative. The provisions of Paragraph 5 will apply.

(g) Holding and Using Posted Collateral.

      (i) Eligibility to Hold Posted Collateral; Custodians. The Secured Party and its Custodian will be entitled to hold Posted Collateral pursuant to Paragraph 6(b); provided that the following conditions applicable to it are satisfied;

            (A) The Secured Party is not a Defaulting Party or an Affected Party in connection with a Specified Condition, and neither a Specified Condition nor an Event of Default with respect to the Secured Party has led to the occurrence or effective designation of an Early Termination Date.

            (B) Posted Collateral may be held only in the following jurisdictions: United States of America.

            (C) Any Custodian for the Secured Party must (i) be appointed pursuant to a written custodial agreement between the Secured Party and the Custodian, (ii) be a trust company or commercial bank with trust powers, (iii) have a combined capital and surplus of at least USD 500,000,000 and (iv) have unsecured, unguaranteed general short-term obligations rated at lease "P-1" by Moody's or "A-l" by S&P.

      Initially, the Custodian for Party A is: As determined by Party A.

      Initially, the Custodian for Party B is: As determined by Party B.

      (ii) Use of Posted Collateral. The provisions of Paragraph 6(e) are applicable; provided, however, that, if (and for so long as) a Secured Party is a Defaulting Party or an Affected Party in connection with a Specified Condition, or the rating for a Secured Party's long term unsecured, unenhanced senior debt by Moody's or S&P, falls below Baa3 or BBB-, respectively, or if a Secured Party shall have no such ratings, the provisions of Paragraph 6(c) shall not be applicable to such Secured Party.

(h) Distribution of Interest Amount.

      (i) Interest Rate. The "interest Rate" will be the federal funds overnight rate as published by the Board of Governors of the Federal Reserve System in H.15 (519) or its successor publication minus 15 basis points, or such other rate as the parties may agree from time to time.

      (ii) Transfer of Interest Amount. The interest Amount on any Cash Transferred pursuant to Paragraph 3(b) shall be paid only on the first Local Business Day of each calendar month for the preceding month and on any Local Business Day that a Return Amount consisting wholly or partially of cash is Transferred to the Pledgor pursuant to Paragraph 3(b) and only on the amount of Cash so Transferred.

      (iii) Alternative Interest Amount. The provisions of paragraph 6(d)(ii) will apply.

(i) Other Eligible Support and Other Posted Support.

      (i) "Value" with respect to Other Eligible Support and Other Posted Support means: Not Applicable.

      (ii) "Transfer" with respect to Other Eligible Support and Other Posted Support means: Not Applicable.

(j) Demands and Notices.

      All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, unless otherwise specified here:

      Party A:    LaSalle Sank National Association
                  c/o ABN AMRO Bank N.V., Chicago Branch
                  540 W Madison, 28th Floor
                  Chicago, IL 60661
                  Attention:  Global Collateral Management
                  Telephone:  312-904-1348
                  Facsimile:  312-904-4359

      Party B:    As specified in Part 4 of the Schedule to the Matter Agreement

(k) Addresses for Transfers.

      Party A: As specified by Party A upon Transfer.

      Party B: As specified by Party B upon Transfer.

(l) Other Provisions.

      (i) Parties. Paragraph 1(b) of the Annex is hereby amended to provide that all references in this Annex to "Secured Party" mean Party A and all corresponding references to the Pledgor mean Party B.

      (ii) Negative Pledge; Power of Attorney. Party B will not (i) create, incur or suffer to exist any security interest, lien, encumbrance or ether restriction upon any Posted Collateral Transferred to Party A hereunder, except for the security interest, lien and right of set-all in favor of Party A granted by Party B under Paragraph 2 or by reason of Party A's exercise of its rights under Paragraph 6(c), or (ii) file or suffer to be on file any financing statement or like instrument with respect to the Posted Collateral Transferred by Party B in which Party A is not named as the sole secured party. Party B, as Pledgor, hereby appoints Party A, as the Secured Party, as its attorney-in-fact for the purpose, (x) while an Event of Default or Specified Condition with respect to Party B has occurred and is continuing or (y) after an Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to Party B, of carrying out the provisions of this Annex and taking any action and executing any instruments, in the name, place and stead of Party B or otherwise, which Party A may deem necessary or advisable to enforce or protect its rights under this Annex, which appointment as attorney-in-fact is irrevocable and coupled with an interest.

      (iii) Non-Reliance. Party B acknowledges that it has the means to monitor all material relating to all valuations, payments, defaults and rights without need to rely on Party A, and that, given the provisions of this Annex on substitution, responsibility for the preservation of the rights of Party B with respect to all such matters is reasonably allocated to Party B.

      (iv) Transfer. Without limiting the generality of the definition of "Transfer" in Paragraph 12, any Transfer to a party to this Agreement of an interest in securities required to be effected under this Annex will he deemed to be effective only if such Transfer constitutes a "transfer" of such interest to such party within the meaning of the New York Uniform Commercial Code.

      IN WITNESS WHEREOF the parties have executed this Credit Support Annex on the respective dates specified below with effect from the dates specified on the first page of this Credit Support Annex.

LASALLE BANK NATIONAL ASSOCIATION

By:  /s/ Susan Proctor
     -------------------------------------
     Name:   Susan Proctor
     Title:  Vice President

BROOKDALE LIVING COMMUNITIES, INC.

By:  /s/ R. Stanley Young
     -------------------------------------
     Name:   R. Stanley Young
     Title:  Executive Vice President, Chief
             Financial Officer & Treasurer